UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 18, 2019

Date of Report (Date of earliest event reported)

The Greater Cannabis Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Florida	333-218854	30-0842570
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Walker Ave, Suite 101

Baltimore, MD 21208

(Address of Principal Executive Offices)

(443) 738-4051

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Exchange Notes

On October 18, 2019 (the “Exchange Date”), The Greater Cannabis Company, Inc. (the “Company”) entered into a note exchange agreement with Emet Capital Partners LLC (“Emet”) pursuant to which Emet exchanged the following notes:

1.	A note dated May 25, 2017 in the original principal amount of $55,000.00, of which $2,798.70 remained outstanding and $330.09 of interest accrued as of 10/18/19 (“ON1”);
2.	An allonge to the September 14, 2018 Note dated March 28, 2018, in the original principal amount of $12,100.00, of which $12,100.00 remained outstanding and $3.339.93 of interest and default damages accrued as of 10/18/19 (“ON2”); and
3.	An allonge to the September 14, 2018 Note dated June 13, 2018, in the original principal amount of $5,500.00, of which $5,500.00 remained outstanding and $1.518.93 of interest and default damages accrued as of 10/18/19 (“ON3”)

for the following new notes: one for $3,128.79 (“NN1”), one for $15,439.93 (“NN2”), and one for $7,018.15 (“NN3”). NN1 is being exchanged for ON1, NN2 is being exchanged for ON2, and NN3 is being exchanged for ON3. NN1, NN2 and NN3 are collectively referred to as the “Exchange Notes”.

Emet has the right beginning on the date which is one hundred eighty (180) days following the Exchange Date to convert all or any part of the outstanding and unpaid principal amount of the Exchange Notes into fully paid and non-assessable shares of common stock of the Company at a conversion price equal to 65% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Company’s common stock may be traded in the future for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company.

Interest on any unpaid principal balance of this Note shall be paid at the rate of 6% per annum. Interest shall be paid by the Company in Common Stock.

(b)	The Notes may be prepaid or assigned with the following penalties/premiums:

PREPAY DATE	PREPAY AMOUNT
≤ 30 days	105% * (P+I)
31- 60 days	110% * (P+I)
61-90 days	115% * (P+I)
91-120 days	120% * (P+I)
121-150 days	125% * (P+I)
151-180 days	130% * (P+I)

This Note may not be prepaid after the 180th day.

In the case of an Event of Default (as defined in the Exchange Notes), the Exchange Notes shall become immediately due and payable and interest shall accrue at the rate of Default Interest (as defined in the Exchange Notes). Certain events of default will result in further penalties.

Each of the Exchange Notes are attached in full to this report as Exhibits 10.1, 10.2 and 10.3.

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Warrant Notes and Cancellation of Series B Preferred Shares

On the Exchange Date, the Company entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with Emet pursuant to which the Company and Emet agreed to (i) reverse the transactions that were consummated by the previously executed exchange agreement dated February 14, 2019 (the “February Exchange”) pursuant to which certain warrants then held by Emet were exchanged for 9,000,000 shares of Series B Convertible Preferred Stock (the “Series B Preferred Shares”) and (ii) cancel the Series B Preferred Shares, which results in the following warrants being outstanding:

1.	A warrant to initially purchase 440,000 shares dated May 25, 2017 (“W1”);
2.	A warrant to initially purchase 110,000 shares dated October 14, 2017 (“W2”);
3.	A warrant to initially purchase 96,800 shares dated March 28, 2018 (“W3”); and
4.	A warrant to initially purchase 11,000 shares dated June 13, 2018 (“W4”)

and (iii) exchange W1, W2, W3 and W4 for the following notes: one for $451,504.95 (“WN1”), one for $112,876.28 (“WN2”), one for $99,331.13 (“WN3”), one for $11,287.65 (“WN4”). WN1 is being exchanged for W1, WN2 is being exchanged for W2, WN3 is being exchanged for W3, and WN4 is being exchanged for W4. WN1, WN2, WN3 and WN4 are collectively referred to as the “Warrant Notes”.

Emet has the right beginning on the Exchange Date to convert all or any part of the outstanding and unpaid principal amount of the Warrant Notes into fully paid and non-assessable shares of common stock of the Company at a conversion price equal to 65% of the lowest closing price of the Company’s common stock as reported on the National Quotations Bureau OTC Market exchange which the Company’s shares are traded or any exchange upon which the Company’s common stock may be traded in the future for the fifteen prior trading days including the day upon which a notice of conversion is received by the Company.

Interest on any unpaid principal balance of this Note shall be paid at the rate of 2% per annum.

In the case of an Event of Default (as defined in the Exchange Notes), the Exchange Notes shall become immediately due and payable and interest shall accrue at the rate of Default Interest (as defined in the Exchange Notes). Certain events of default will result in further penalties.

Transfer Agent Letter

On the Exchange Date, the Company issued and delivered a letter to its transfer agent pursuant to which it agreed to create a reserve of 175,000,000 shares of common stock for the benefit of Emet.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Exchange Notes” and “Warrant Notes” in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

10.1	Emet Exchange Note 1 dated October 18, 2019
10.2	Emet Exchange Note 2 dated October 18, 2019
10.3	Emet Exchange Note 3 dated October 18, 2019
10.4	Emet Note Exchange Agreement dated October 18, 2019
10.5	Emet Warrant Note 1 dated October 18, 2019
10.6	Emet Warrant Note 2 dated October 18, 2019
10.7	Emet Warrant Note 3 dated October 18, 2019
10.8	Emet Warrant Note 4 dated October 18, 2019
10.9	Emet Warrant Note Exchange Agreement dated October 18, 2019
10.10	Transfer Agent Letter dated October 18, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The greater cannabis company, inc. a Florida corporation

Dated: October 23, 2019	By:	/s/ Aitan Zacharin
Chief Executive Officer

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